UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 6, 2009

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                           001-13835                                          39-1661164
 (State or Other Jurisdiction          (Commission file Number)            (IRS Employer
                of  Incorporation)                                                                       Identification No.)

    50 Lakeview Parkway, Suite 111, Vernon Hills, IL                                           60061
(Address of Principal Executive Offices)                                                         (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Items 8.01	Other Events.

On March 6, 2009, the Registrant entered into stock option exchange agreements with five employees and the Registrant’s founding scientist.  In return for exchanging 10,812,940 previously granted stock options with exercise prices ranging from $0.15 to $0.285, the Registrant issued 3,604,313 new stock options, 1 new option for every 3 options returned, with an exercise price of $0.0495.  This exercise price represents a 25% premium to the Registrant’s closing price on the day prior to the exchange.  The vesting schedules and the expiration dates of the new options are the same as the vesting schedules and expiration dates of the returned options.  The stock option exchange was approved by the Registrant’s Board of Directors

The net stock options returned in the stock option exchange program provide the Registrant with an additional 7,208,627 authorized shares that can be used for future capital raising purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of March 2009.

                APPLIED NEUROSOLUTIONS, INC.

                By:            /s/    David Ellison
                Name:  David Ellison
                Title:    Chief Financial Officer

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